Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015, in the Registration Statement (Form F-1) and related Prospectus of CyberArk Software Ltd. dated March 9, 2015.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 9, 2015	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global